UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

HARBOR CUSTOM DEVELOPMENT, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Supplement to Definitive Proxy Statement

The following disclosure supplements the definitive proxy statement filed by Harbor Custom Development, Inc. (“we,” “our,” or the “Company”) with the Securities and Exchange Commission (“SEC”) on April 21, 2022. This supplemental information should be read in conjunction with the definitive proxy statement, which should be read in its entirety.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on April 21, 2022, we restated our financial statements for the year-ended December 31, 2021 and quarter-ended September 30, 2021 in connection with diluted earnings per share (“Diluted EPS”) errors detected in applying certain accounting principles.

On May 2, 2022, we filed an amendment to our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Amended Form 10-K”) to restate the previously issued annual financial statements and an amendment to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 to restate the previously issued interim financial statements. As such, you are urged to refer to the Amended Form 10-K to ensure you are reviewing the most up-to-date information concerning the Company. The Amended Form 10-K is available electronically at https://agm.issuerdirect.com/hcdi.

All stockholders are invited to virtually attend the Annual Meeting. You are urged to vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: Our Amended Form 10-K, Notice, and Proxy Statement are available electronically at https://agm.issuerdirect.com/hcdi.